SUBSIDIARIES

                                                                   Exhibit 21.1


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                                               State or Jurisdiction of
          Name of Subsidiary                         Incorporation                        Percentage Owned

--------------------------------------------------------------------------------------------------------------------

Eurobiotech Group, Inc.                  Delaware                                      100%
--------------------------------------------------------------------------------------------------------------------

Biotechnology & Healthcare Ventures      Republic of Ireland                           100%
Limited
--------------------------------------------------------------------------------------------------------------------

Bioheal Limited                          Republic of Ireland                           100% (1)
--------------------------------------------------------------------------------------------------------------------

Biomed (UK) Limited                      England and Wales                             100% (1)
--------------------------------------------------------------------------------------------------------------------

(1) Indirect ownership; wholly owned by Biotechnology & Healthcare Ventures Limited.



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